UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

MTS Medication Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-2740462

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2003 Gandy Boulevard North, St. Petersburg, Florida 33702

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: _________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: N/A

(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, $0.01 par value per share, is incorporated by reference from Registrant’s registration statement on Form 8-A filed with the Securities and Exchange Commission on December 27, 2002 (File No. 001-31578).

Item 2.     Exhibits.

Exhibit No.	Description

4.1	Specimen of Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.2	Certificate of Incorporation and Amendments, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.3	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-40678) filed May 17, 1991.
4.4	Certificate of Amendment to Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.5	Certificate of Amendment to Certificate of Incorporation, dated September 13, 2004, incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 on Form S-8 (File No. 333-56384) filed November 5, 2007.
4.6	Certificate of Designation of Series A Preferred Stock, incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-16594) filed July 1, 2002.
4.7	Bylaws, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MTS Medication Technologies, Inc.

Date: July 14, 2008	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen of Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.2	Certificate of Incorporation and Amendments, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.3	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-40678) filed May 17, 1991.
4.4	Certificate of Amendment to Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.5	Certificate of Amendment to Certificate of Incorporation, dated September 13, 2004, incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 on Form S-8 (File No. 333-56384) filed November 5, 2007.
4.6	Certificate of Designation of Series A Preferred Stock, incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-16594) filed July 1, 2002.
4.7	Bylaws, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.